UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 30, 2023, bioAffinity Technologies, Inc. (the “Company”) issued a press release announcing that the Centers for Medicare and Medicaid Services (“CMS”) has made a final determination for payment for CyPath® Lung, the Company’s noninvasive test for early-stage lung cancer, for the 2024 calendar year and that CyPath® Lung is now on CMS’ 2024 clinical laboratory fee schedule.

Based on the Medicare Advisory Panel on Clinical Diagnostic Laboratory Tests recommendation, in September 2023 CMS had previously released a preliminary payment decision for the Current Procedural Terminology (“CPT”) code specific to CyPath® Lung. For the calendar year 2024 Medicare Clinical Lab Fee Schedule, CMS has finalized the panel’s recommendation for CyPath® Lung for purposes of payment by Medicare. This payment information also serves as a reference for private payers and other public health insurance programs.

On November 30, 2023, the Company issued a press release disclosing the foregoing. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference into this Item 7.01.The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01. Other Events.

On November 30, 2023, the “Company issued a press release announcing that CMS has made a final determination for payment for CyPath® Lung, the Company’s noninvasive test for early-stage lung cancer, for the 2024 calendar year and that CyPath® Lung is now on CMS’ 2024 clinical laboratory fee schedule.

In March 2023, the Company applied to the American Medical Association (“AMA”) for a CPT code specific to CyPath® Lung. At that time, Precision Pathology Services, now Precision Pathology Laboratory Services (“PPLS”), a subsidiary of the Company, billed for reimbursement of CyPath® Lung utilizing a combination of CPT codes associated with flow cytometry, including codes 88184, 88185 and 88188. Reimbursement amounts totaled approximately $300 using a combination of the flow cytometry codes that were descriptive of the test. Based on the existing flow cytometry codes, PPLS’ fee schedule set the price of the test at $905 based on Medicare reimbursement.

In June 2023, the AMA issued a CPT code for use in reimbursement of CyPath® Lung, effective October 1, 2023, for private payers and public health insurance programs, including Medicare and Medicaid. The CPT Proprietary Laboratory Analyses (PLA) code assigned to CyPath® Lung is 0406U with the descriptor “Oncology (lung), flow cytometry, sputum, 5 markers (meso-tetra [4- carboxyphenyl] porphyrin [TCPP], CD206, CD66b, CD3, CD19), algorithm reported as likelihood of lung cancer.”

In July 2023, the Medicare Advisory Panel on Clinical Diagnostic Laboratory Tests recommended crosswalking, or using payment for a similar existing test, to determine the payment for the CPT code specific to CyPath® Lung. In September 2023, CMS released a preliminary payment decision in line with the Medicare Advisory Panel’s recommendation. The Company then submitted comments during the 30-day comment period in support of the preliminary decision to crosswalk the payment for CyPath® Lung to CPT code 0021U, which was $760 for the fourth quarter of 2023. Based on that payment, PPLS is currently billing $1,900 for CyPath® Lung. The 2024 Medicare Clinical Lab Fee Schedule will establish the 2024 Medicare payment for CyPath® Lung and serve as a reference for private payers and other public health insurance programs. In November 2023, CMS finalized the 2024 payment determination for CPT 0406U, effective January 1, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by bioAffinity Technologies, Inc. on November 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAFFINITY TECHNOLOGIES, INC.

	By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

Dated: November 30, 2023